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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements pertaining of PDG Environmental, Inc. on Pre-Effective Amendment No. 2 to Form S-2 of our report dated April 7, 2004 relating to our audit of the consolidated financial statements of PDG Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2004. We also consent to the reference to our firm in the Experts section of this registration statement.



/s/ Parente Randolph, LLC



Pittsburgh, Pennsylvania
June 14, 2004